Exhibit 99.1

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports Second Quarter 2009 Results

GERMANTOWN, MD/August 4, 2009/PRNewswire-FirstCall — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global provider of Siqura® advanced IP-video network solutions, today announced second quarter 2009 results.

Revenues for the second quarter totaled $10.0 million compared to $11.3 million for the same quarter one year earlier.  Revenues increased sequentially from $8.6 million reported in the first quarter this year.

The Company reported a net loss of $127 thousand, or $(0.03) per share, for the quarter ending June 30, 2009, compared to net profit of $24 thousand, or $0.01 per share, one year earlier.  Second quarter results improved sequentially from this year’s first quarter loss of ($0.21) per share.

Adjusted EBITDA for the quarter (as defined in the addendum to this release) advanced to $662 thousand, compared to $351 thousand for the same quarter last year.

“While we continue to operate in a challenging environment for the end markets we serve, our technology solutions are generating results in the areas where our customers are investing,” said Dave Patterson, President of Optelecom-NKF.  “In the meantime, we are executing on our vision, developing leading video security and traffic solutions for the government, institutional, and commercial market segments. We’ve taken steps to manage costs even as we enhance our global competitive position through product development and new partnering relationships. These initiatives will strengthen our manufacturing, sourcing, and distribution capabilities and further improve our innovation, productivity, and ability to meet customer needs.”

Second Quarter Conference Call

Chairman and CEO Edmund Ludwig and Optelecom-NKF’s President Dave Patterson will lead a conference call to discuss second quarter results and the Company’s outlook at 10:00 a.m. Eastern Time, Wednesday, August 5, 2009.

Interested parties are welcome to call 866-783-2144 (International Dial In: 857-350-1603) and request the “Optelecom-NKF conference call’’ shortly before the designated start time or provide the participant pass code 53661227. The telephone conference call will feature a question and answer segment with management. For those parties unable to participate in the live conference call, a replay will be available from 1:00 p.m. following the teleconference until August 12, 2009. Those wishing to listen to the replay should call 888-286-8010 (International Dial In: 617-801-6888) and enter pass code number 52269444 when prompted.

The call is being web cast by Thomson Reuters and can be accessed at www.earnings.com or at Optelecom-NKF’s website www.optelecom-nkf.com.

About Optelecom-NKF, Inc.

Optelecom-NKF, Inc. (NASDAQ: OPTC - News), manufacturer of Siqura® advanced video surveillance solutions, provides a full range of cameras, video servers/codecs, network video recorders, fiber transmission equipment, video content analysis applications, and video management software based on an open technology platform that simplifies integration and installation.

Our Siqura solutions offer a perfect blend of ease of use and processing power, enabling end-users to optimize the effectiveness of their surveillance systems while reducing the total cost of ownership. All products and solutions are developed and tested for professional and mission critical applications.

We deliver complete solutions for the Traffic Monitoring, Public Transport, Industrial and Commercial Security, and Government markets. Our systems are deployed by professionals at highway departments, airports, seaports, casinos, public transport authorities, hospitals, city centers, shopping centers, and corporate, military, and government campuses.

Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support. Corporate headquarters are in Germantown, Maryland, USA. The Company’s European corporate offices are located in Gouda, The Netherlands. Optelecom-NKF has sales offices or support covering Latin America, France, Spain, the UK, Germany, Italy, Dubai, and Singapore.

Investor inquiries should be directed to Mr. Rick Alpert at +1 301-948-7872.

Press inquiries for North, Latin, and South America, and Japan should be directed to Betsy Lanning, blanning@optelecom-nkf.com, tel. +1 301-444-2276.

Press inquiries for Europe, Middle East, Africa, and Asia should be directed to Jolanda Medendorp, jmedendorp@optelecom-nkf.com, tel. +31 182 592 470.

For more information please visit our website: www.optelecom-nkf.com.

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2009	2008
Revenue	$10,010	$11,338
Cost of goods sold	3,962	4,668
Gross profit	6,048	6,670
Operating expenses:
Sales and marketing	2,877	3,021
Engineering	1,089	1,491
General and administrative	1,660	2,079
Amortization of intangibles	164	190
Total operating expenses	5,790	6,781
Income (loss) from operations	258	(111)
Other expense, net	(142)	(146)
Income (loss) before income taxes	116	(257)
Provision (benefit) for income taxes	243	(281)
Net (loss) income	$(127)	$24
Basic (loss) income per share	$(0.03)	$0.01
Diluted (loss) income per share	$(0.03)	$0.01
Weighted average common shares outstanding -basic	3,645,037	3,636,065
Weighted average common shares outstanding -diluted	3,645,037	3,636,065

Net (loss) income	$(127)	$24
Foreign currency translation	1,008	1
Comprehensive income	$881	$25

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

FOR THE SIX MONTHS ENDED JUNE 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2009	2008
Revenue	$18,596	$21,873
Cost of goods sold	7,832	8,744
Gross profit	10,764	13,129
Operating expenses:
Sales and marketing	5,492	5,681
Engineering	2,437	2,907
General and administrative	3,204	3,741
Amortization of intangibles	322	399
Total operating expenses	11,455	12,728
(Loss) income from operations	(691)	401
Other expense, net	(433)	(498)
Loss before income taxes	(1,124)	(97)
Benefit for income taxes	(232)	(269)
Net (loss) income	$(892)	$172
Basic (loss) income per share	$(0.24)	$0.05
Diluted (loss) income per share	$(0.24)	$0.05
Weighted average common shares outstanding -basic	3,643,333	3,636,146
Weighted average common shares outstanding -diluted	3,643,333	3,636,182

Net (loss) income	$(892)	$172
Foreign currency translation	(48)	1,921
Comprehensive (loss) income	$(940)	$2,093

OPTELECOM-NKF, INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

(June 30, 2009 Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$2,873	$5,671
Accounts receivable, net of allowance for doubtful accounts of $409 and $245	9,456	10,290
Inventories, net of allowance for obsolescence of $808 and $679	5,542	5,782
Deferred tax asset	376	205
Prepaid expenses and other current assets	885	1,152
Total current assets	19,132	23,100
Property & equipment, less accumulated depreciation of $6,525 and $7,820	2,043	2,063
Intangible assets, net of accumulated amortization of $3,198 and $2,870	6,817	7,180
Goodwill	14,553	14,603
Other assets	202	202
TOTAL ASSETS	42,747	47,148
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of notes and interest payable	14,820	3,432
Accounts payable	2,464	3,634
Accrued payroll	1,466	1,841
Accrued warranty reserve	418	410
Commissions payable	82	198
Bank line of credit	—	—
Taxes payable	4	931
Other current liabilities	1,286	1,724
Total current liabilities	20,540	12,170
Long term notes payable and interest payable	—	12,093
Deferred tax liabilities	1,303	1,427
Other liabilities	238	267
Total liabilities	22,081	25,957
STOCKHOLDERS' EQUITY
Common stock, $.03 par value-shares authorized, 15,000,000; issued and outstanding, 3,645,257 and 3,645,084 shares as of June 30, 2009, and December 31, 2008, respectively	109	109
Additional paid-in capital	16,667	16,252
Accumulated other comprehensive income	2,486	2,534
Treasury stock, 162,672 shares at cost	(1,265)	(1,265)
Retained earnings	2,669	3,561
Total stockholders' equity	20,666	21,191
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,747	$47,148

Non-GAAP Earnings Addendum

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, foreign exchange losses, depreciation and amortization. Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by investors, industry analysts and others as a useful supplemental measure. Optelecom-NKF calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.

Adjusted EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of Optelecom-NKF’s reported net income are significant components of the accompanying unaudited consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(Dollars in Thousands)	2009	2008	2009	2008
Net Income	$(127)	$24	$(892)	$172
Add:
Interest expense, net	160	126	320	375
(Benefit) Provision for income taxes	243	(281)	(232)	(269)
Foreign currency (gain) loss	(18)	20	113	123
Depreciation	240	272	480	528
Amortization	164	190	322	399
Adjusted EBITDA	$662	$351	$111	$1,328